Exhibit 10.5

SOLAR LAND LEASE

This Solar Land Lease (this "***Lease***") is made as of December 1, 2011 (the "***Effective Date***"), by and between **TRUE NORTH ENERGY, LLC**, a Massachusetts limited liability company ("***Lessee***"), and **TRUE NORTH LLC**, a Massachusetts limited liability company ("***Lessor***"). Lessee and Lessor are hereinafter referred to individually as a "***Party***" and collectively as the "***Parties***".

RECITALS

WHEREAS, Lessor is the fee owner of approximately fifty-five (55) acres of real property, together with all improvements located thereon, commonly known as 12-14 Rabbit Road, located in Salisbury, Massachusetts and more particularly described on the attached Exhibit A (the "***Site***");

WHEREAS, Lessor has obtained final site plan approval from the Town of Salisbury for the construction of the Solar Energy System, all in accordance with plans that are more particularly described on the attached Exhibit B (the "***Plans***");

WHEREAS, Lessee desires to construct the Solar Energy System on the Site in accordance with the Plans, which Solar Energy System shall generate solar energy for use by Lessee and third parties;

WHEREAS, Lessee intends to enter into agreements with third parties, pursuant to which Lessee will sell energy and/or net metering credits generated by the Solar Energy System; and

WHEREAS, in connection with the foregoing, Lessee desires to lease from Lessor, and Lessor desires to lease to Lessee, the Site.

ARTICLE 1 -- DEFINITIONS

Unless otherwise required by the context in which any term appears: (a) capitalized terms used in this Lease shall have the respective meanings set forth in this Article 1; (b) the singular shall include the plural and vice versa; (c) the word "including" shall mean "including, without limitation"; (d) references to "Sections" and "Exhibits" shall be to sections and exhibits hereof; (e) the words "herein," "hereof" and "hereunder" shall refer to this Lease as a whole and not to any particular section or subsection hereof; and (f) references to this Lease shall include a reference to all exhibits hereto, as the same may be amended, modified, supplemented or replaced from time to time.

"***Applicable Law***" shall mean, with respect to any Governmental Authority, any constitutional provision, law, statute, rule, regulation, ordinance, treaty, order, decree, judgment, decision, certificate, holding, injunction, registration, license, franchise, permit, authorization, guideline, governmental approval, consent or requirement of such Governmental Authority, enforceable at law or in equity, along with the interpretation and administration thereof by any

Governmental Authority.

"***Commercial Operations***" has the meaning set forth in the NMCSAs.

"***Day***" means a period of twenty-four (24) consecutive hours beginning at 00:00 hours Prevailing Time on any calendar day and ending at 24:00 hours Prevailing Time on the same calendar day.

"***Environmental Attributes***" means any and all credits, benefits, emissions reductions, offsets and allowances of any kind, howsoever entitled, attributable to an electric generating facility or the electric energy, capacity or other generator-based products produced therefrom, including (a) any avoided emissions of pollutants to the air, soil or water, such as sulfur oxides, nitrogen oxides and carbon monoxide, and any rights related thereto, (b) any avoided emissions of methane, carbon dioxide and other "greenhouse gases" that have been determined by the United Nations Intergovernmental Panel on Climate Change or any other governmental, quasi-governmental or non-governmental agency or body to contribute to the actual or potential threat of altering the Earth's climate by trapping heat in the atmosphere, and any rights related thereto, (c) any reporting rights relating to the reduction of "greenhouse gases" under Section 1605(b) of the National Energy Policy Act of 1992 or under any other federal, state, local or foreign law, rule or regulation related to the reduction of air pollutants or "greenhouse gases" or the trading of emissions or emissions credits, including so-called "green tags" or "green certificates," and (d) any credits, certificates or similar instruments issued pursuant to a federal or state renewable portfolio standard or analogous program.

"***Environmental Laws***" shall mean all Applicable Law (including rules, regulations, codes, plans, injunctions, judgments, orders, ordinances, decrees, rulings and charges thereunder) of Governmental Authorities (and all agencies thereof) concerning pollution or protection of health, natural resources, or the environment, including laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, ground water, lands or subsurface, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, and the Clean Water Act, each as amended, and any analogous state or local laws and regulations.

"***Environmental Financial Incentives***" shall mean: (a) federal, state, or local tax credits or other tax benefits (such as accelerated depreciation) associated with the construction, ownership, or production of electricity from the Solar Energy System or any governmental payments made in lieu of such tax benefit (such as the ITC Grant), (b) any federal, state or local grants, rebates, subsidized financing or any other subsidy relating to the renewable energy property of the Solar Energy System or the output thereof, (c) the Net Metering Credits created by the operation of the Solar Energy System, and (d) any other form of incentive that is not an Environmental Attribute that is available with respect to the Solar Energy System.

"***Governmental Authority***" shall mean any (a) national, state, county, municipal or local

government (whether domestic or foreign) or any political subdivision thereof, (b) any court or administrative tribunal, (c) any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity of competent jurisdiction, or (d) any arbitrator with authority to bind a party at law.

"***Hazardous Materials***" means the following, without limitation: (a) any flammable, explosive or radioactive materials, asbestos, polychlorinated biphenyls, petroleum, petroleum constituents, petroleum products, or pesticides; and/or (b) any "hazardous substances," "hazardous wastes," "extremely hazardous substances," "toxic substances," "toxic material," "restricted hazardous waste," "special waste," "contamination" or words of similar import under any environmental law, including, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et. seq.), the Solid Waste Disposal Act as amended by the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901, et. seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601 et seq.), the Federal Waters Pollution Control Act, as amended (33 U.S.C. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Sections 136 et seq.), and any other state or local environmental laws.

"***Interconnection Agreements***" means the Interconnection Service Agreements required for interconnection of the Solar Energy System, dated June 16, 2011, between Seller and NGRID for applications MA-1379a, MA-1379b, MA-1379c, MA-1379d, and MA-1379e.

"***Interest Rate***" shall mean the Prime Rate plus three hundred (300) basis points.

"***Lease Year***" shall mean each twelve (12) month period commencing on the Effective Date and concluding at 00:00 hours Prevailing Time on the first anniversary of the Effective Date, and each successive period of twelve (12) calendar months thereafter during the Term.

"***Lender***" shall mean any person or entity (a) providing senior or subordinated construction, interim or long-term debt or equity financing or refinancing to Lessee and/or its permitted assignees or affiliates for or in connection with the development, construction, purchase, installation or operation of the Solar Energy System, whether that financing or refinancing takes the form of private debt, public debt or any other form (including debt financing or refinancing), including any equity and tax investor directly or indirectly providing financing or refinancing for the Solar Energy System or purchasing equity ownership interests of Lessee and/or its permitted assignees or affiliates, and any trustee or agent acting on their behalf, (b) providing interest rate protection agreements to hedge any of the foregoing obligations and/or (c) participating in a leasing structure (including any sale leaseback or leveraged leasing structure) with respect to the Solar Energy System.

"***Lien***" shall mean any lien, mortgage, encumbrance, pledge, charge, lease, easement, servitude, adverse claim, right of others, or security interest of any kind.

"MIPA" means that certain Membership Interest Purchase Agreement among James F. Vaughn, III and Rebecca Vaughn, collectively as Seller, and Capital Dynamics US Solar – MA 1, LLC, as Buyer.

"***Net Metering Credits***" means the monetary value of the excess electricity generated by the Solar Energy System, as defined in accordance with 220 C.M.R. 18.02, and calculated in accordance with 220 C.M.R. 18.04 and Section 1.06 of the Tariff.

"***NGRID***" shall mean Massachusetts Electric Company, a Massachusetts Corporation, doing business as National Grid, or any Person that is a successor local electric distribution company.

"***NMCSAs***" means each of the Net Metering Credit Sales Agreements by and between Lessee and each of the City of Newburyport, dated as of September 30, 2011, the Town of Salisbury, dated as of November 3, 2011, and Triton Regional School District, dated as of September 30, 2011.

"***Party***" ***or*** "***Parties***" shall have the meaning set forth in the Preamble and includes any permitted assignee of a Party.

"***Permitted Exceptions***" shall mean any Lien for taxes that is not yet due and payable, any unfiled mechanic's or other statutory Lien arising or incurred in the ordinary course of business that does not materially detract from the value or use of the Site, together with those exceptions existing and of record that are numbered 5(a), 5(b), 9, 11 and 12 on the Title Commitment.

"***Prevailing Time***" means Eastern prevailing time, meaning prevailing standard time or daylight savings time in the Eastern time zone.

"***Prime Rate***" means the floating commercial rate of interest published in the Wall Street Journal (or its successors) as its prime rate.

"***Rent***" means the initial amount equal to eighty thousand dollars ($80,000.00), payable in four equal quarterly installments per Lease Year commencing on the Effective Date, with such amount increasing at a rate of one percent (1%) per year for each successive Lease Year.

"***Solar Energy System***" means the solar (PV) power electrical generation facility planned to be constructed, owned, operated and maintained by Seller, together with all appurtenant facilities required to interconnect it to the local electric distribution system, all to be located in Salisbury, Massachusetts.

"***Tariff***" means the applicable tariffs of the local electric distribution company for interconnection for distributed generation and net metering services, as approved by the Massachusetts Department of Public Utilities, together with any subsequent amendments and approvals thereto.

"***Title Commitment***" shall mean shall mean that certain Title Insurance Commitment dated August 26, 2011 from the Title Company under File No. Vaughn4167-06-0503 (as the same may be updated prior to the Closing of the MIPA), and all exceptions to title referred to therein.

ARTICLE 2 -- AGREEMENT TO LEASE

Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, in accordance with the terms and conditions hereinafter set forth, the Site. The aforementioned grant shall be an exclusive grant of a leasehold interest in the Site for the Term of this Lease, subject to: (a) all matters of record; (b) present and future zoning laws, ordinances, resolutions, and regulations of the municipality in which the land lies, and all present and future ordinances, laws, regulations, and orders of any Governmental Authority now or hereafter having jurisdiction; (c) the condition and state of repair of the Site as the same may be on the Effective Date; and (d) compliance by the Lessee with all Applicable Laws.

ARTICLE 3 -- TERM

The initial term of this Lease (the "***Term***") shall commence on the Effective Date, and shall remain in full force and effect until the earlier of twenty-second (22nd) anniversary of the Effective Date, unless such Term is otherwise extended or terminated in accordance with the terms hereof. Lessee shall have the option, to be exercised by providing written notice at least thirty (30) days prior to the expiration of the original Term or the expiration of the first extension of the Term, as applicable, to extend the Term of this Lease for two (2) additional periods of five (5) years each (each, a "***Renewal Term***"), if and only if this Lease shall then be in full force and effect and a Lessee Event of Default is not continuing under any of the provisions of this Lease beyond the expiration of any applicable notice or grace period. For the purposes of this Lease, upon Lessee's exercise of its rights under this Article 3 with respect to any Renewal Term, the term "***Term***" shall be deemed to include any such Renewal Term. Each Renewal Term shall be upon the same terms and conditions as contained in this Lease, except that (i) the Lessee shall have no further right of renewal after the last Renewal Term described above, and (ii) the Rent applicable to each Renewal Term shall be mutually agreed between the Parties, and shall reflect a commercially reasonable amount based upon the economics and investment return associated with the Solar Energy Facility existing at the time of each such Renewal Term.

ARTICLE 4 -- PAYMENTS TO LESSOR

Lessee shall pay to Lessor the Rent in advance in equal installments on a quarterly basis, commencing on the Effective Date, during the Term (each such quarterly installment date being a "***Rent Payment Date***"). If the Expiration Date shall be a day other than a Rent Payment Date, then the last installment of the Rent shall be prorated for such partial quarter.

ARTICLE 5 -- USE OF PROPERTY

5.1 Permitted Uses. Lessee may use and occupy the Site only for the development, construction, operation, maintenance, repair, repowering and decommissioning of the Solar Energy System (collectively, the "***Permitted Uses***"), which Permitted Uses shall include, to the extent allowed by Applicable Law, the following purposes: (i) solar energy conversion, (ii) the collection and transmission of solar generated electric power, (iii) conducting studies of solar radiation, solar energy, soils, and other meteorological and geotechnical data, (iv) repair or replacement of all or portions of the Solar Energy System, (v) controlling the growth or placement on the Site of any object that could obstruct, interfere with or impair the Solar Energy System or the use of the Site intended by Lessee hereunder, and (vi) other related and incidental purposes and activities. Lessor expressly acknowledges and agrees that the Permitted Uses are and shall continue to be expressly permitted hereunder.

5.2 Lessee's Rights to Upgrade Facilities. To the extent allowed under Applicable Law, Lessee shall have the right (but not the obligation) to repower or replace from time to time all or any portion of the Solar Energy System on the Site in order to increase energy capture and efficiency.

5.3 Exclusive Use. Lessee shall have the sole and exclusive right to use the Site for the Permitted Uses and convert all of the solar resources on the Site. Lessor shall not grant any rights whatsoever to any third party which affect both the Site and which permit others to conduct any activities on the Site in derogation of Lessee's sole and exclusive right to conduct the Permitted Uses on the Site. Without the prior written consent of Lessee, Lessor shall not grant, confirm, acknowledge, recognize or acquiesce in any right claimed by any other person to conduct activities on the Site, whether arising in judicial proceedings or otherwise, and Lessor agrees to give Lessee notice of any such claims or proceeding with respect to such claims and to reasonably cooperate with Lessee in resisting and disputing such claims at Lessee's expense.

5.4 Ownership of Attributes. Lessor acknowledges that Lessee shall have all right, title and interest in and to all Environmental Attributes, Environmental Financial Incentives and any other attribute (including capacity or ancillary service attributes) associated with the solar energy being produced from the Solar Energy System. If any such Environmental Attributes or Environmental Financial Incentives are initially credited or paid to Lessor, Lessor will cause such Environmental Attributes, Environmental Financial Incentives and other items to be assigned or transferred to Lessee without delay. Lessor agrees to indemnify, defend, hold harmless and compensate Lessee for any losses, claims, liabilities or expenses arising out of or resulting from Lessor claiming any right with respect to such Environmental Attributes or Environmental Financial Incentives. Lessor will reasonably cooperate with Lessee in Lessee's efforts to meet the requirements for any certification, registration, or reporting program relating to any such Environmental Attributes and Environmental Financial Incentives.

5.5 Waiver of Nuisance. Lessor has been informed by Lessee and understands that the presence and operations of the Solar Energy System on the Site will potentially result in

some nuisance to Lessor, such as higher noise levels than currently occur at the Site and the surrounding area, and visual impact. Lessor hereby accepts such nuisance and waives any right that Lessor may have to object to such nuisance (and Lessor releases Lessee from any claims Lessor may have with respect to any such nuisance); provided, however, the Lessee shall indemnify, defend and hold Lessor (and its officers, members, and employees) harmless from claims, demands, losses, liabilities, penalties and expenses arising from or related to any third party claim or demand against or involving Lessor which alleges that Lessee's use of or operations at the Site constitute a nuisance.

5.6 Delegation of Activities. Without limiting the provisions of this Article 5, Lessor acknowledges and agrees that the activities contemplated by this Lease may be accomplished by Lessee or one or more third parties authorized by Lessee; provided, however, that (i) any such third party shall fully comply with the provisions of this Lease, and (ii) Lessee shall remain liable for the performance of its obligations hereunder. Lessor shall, at Lessee's cost, provide reasonable cooperation and accommodation for any such third party to perform any activity contemplated by this Lease, including being available for any inspections that are requested by any such third party.

ARTICLE 6 -- REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 Authority and Execution.

(A) Each person executing this Lease on behalf of Lessor represents and warrants that such person is duly and validly authorized to do so and that Lessor has the full right and authority to enter into this Lease and perform all of its obligations hereunder.

(B) Each person executing this Lease on behalf of Lessee represents and warrants that such person is duly and validly authorized to do so and that Lessee has the full right and authority to enter into this Lease and perform all of its obligations hereunder.

6.2 Covenants of Title.

(A) Without limiting the obligations set forth in Article 7, Lessor represents and warrants to Lessee that it owns the Site in fee simple, subject to no Liens except as disclosed in writing to Lessee prior to the execution of this Lease and attached hereto as Exhibit C. All persons having any ownership or possessory interest in the Site (including spouses) are signing this Lease. Lessor acknowledges that Lessee intends to obtain title insurance for its leasehold interest in the Site. At the request of Lessee, Lessor shall obtain executed and acknowledged instruments and such other documents as the title company or Lessee reasonably may require to confirm Lessor's ownership of the Site or to complete or evidence the full granting of the leasehold interest in the Site as intended by this Lease.

(B) [Reserved].

(C) Except and only to the extent set forth in Section 20.11 herein: (i) Lessor shall have no ownership or other interest in the Solar Energy System; (ii) Lessor hereby waives any statutory or common law lien that it might otherwise have in or to the Solar Energy System or any portion thereof; and (iii) Lessee shall have the right, at any time and in its sole discretion, to remove, replace or repair the Solar Energy System as otherwise set forth herein.

6.3 Hazardous or Toxic Substances or Materials.

(A) Except to the extent allowed under, and then in full compliance with, Applicable Law, Lessor shall not use, store, dispose of or release, or cause or (except as set forth herein) authorize third parties to use, store, dispose of or release, on or to the Site any Hazardous Material.

(B) Lessee hereby covenants that it shall not cause, suffer or allow any Hazardous Materials to be used, generated, stored, disposed or released on, under or at the Site without first receiving Lessor's written consent, which may be withheld in Lessor's reasonable discretion; provided, however, that Lessee may store and use at the Site such Hazardous Materials as are customarily used to construct and maintain the Solar Energy System, so long as the same are stored, used and disposed of in full compliance with Applicable Law and the location of any such storage is approved by Lessor, such approval not to be unreasonably conditioned, withheld or delayed.

(C) Lessee shall immediately notify Lessor of all releases or threatened releases of Hazardous Materials on the Site (such oral notification to promptly be followed with a written notification), including, without limitation, all releases or threatened releases of Hazardous Materials for which Lessee or Lessor has an obligation to report under M.G.L. c. 21E or other Applicable Law, and all material notices, orders, fines, or communications of any kind received by Lessee from any Governmental Authority or third party concerning the presence or potential presence of Hazardous Materials on the Site, the migration or suspected migration of Hazardous Materials from the Site to other property, or the migration or suspected migration of Hazardous Materials from other property to the Site.

6.4 Quiet Enjoyment. Lessor agrees that Lessee shall quietly and peaceably hold, possess and enjoy the Site pursuant to the terms of this Lease, and for the Term of this Lease, and any extension thereof, without any hindrance or molestation caused by any party claiming by, through or under Lessor. Lessor shall defend title to the Site, subject to the Permitted Exceptions, and the Lessee's use and occupancy of the same, against the claims of all others, except those claiming by or through Lessee. Lessor shall not enter into or modify any documents, including any declarations, easements, restrictions or other similar instruments, which may materially affect the Site, or the rights and/or obligations of Lessee hereunder, without first obtaining the prior written consent of Lessee, which consent shall not be unreasonably withheld. Lessor further agrees not to affirmatively consent to any proposed variance, amendment or other modification of existing permits or approvals that would or may

adversely impact the rights granted to the Lessee herein without having received the prior written consent of Lessee, such consent not to be unreasonably withheld, conditioned or delayed.

6.5 Brokerage Commissions. Except as set forth in Exhibit F attached hereto, Lessor and Lessee warrant and represent to each other that there are no brokers' commissions, finders' fees or any other charges due to any broker, agent or other party in connection with the negotiation or execution of this Lease, or on behalf of either of them.

6.6 Protect Solar Access.

(A) Lessor shall not take any actions at the Site that cause shading of the Solar Energy System or otherwise interfere (in Lessee's reasonable discretion) with the direct and free passage of solar radiation to the Solar Energy System. Lessor shall not construct or install, or authorize third parties to construct or install, any buildings or other structures or improvements in, on, over, under or across the Site that cause shading of the Solar Energy System or otherwise interfere (in Lessee's reasonable discretion) with the direct and free passage of solar radiation to the Solar Energy System without the prior written consent of Lessee.

(B) Lessor and Lessee further agree to execute and record such instruments or addenda to this Lease as may be required under Applicable Law (including a grant of solar easement or any other easements) to evidence the agreement contained herein.

6.7 Emergencies. Upon the occurrence of any circumstances relating to the Solar Energy System or the Site which create an imminent risk of damage or injury to any person or any person's property, Lessee will promptly take such action as is necessary or appropriate to address such circumstances and remove such risk.

6.8 Lessor Right to Inspect and Enter Premises. Lessor and its officers, employees, contractors and agents shall have the right, but not the duty, to enter and inspect the Site to determine whether Lessee is in compliance with Applicable Law upon providing Lessee (i) reasonable prior notice, and (ii) evidence of reasonable cause that Lessee is not in compliance with Applicable Law. If Lessor reasonable believes that Lessee is not complying with Applicable Law after such inspection of the Site, Lessor shall have the right, but not the duty, to notify Lessee of such suspected non-compliance, and Lessee shall thereafter take all action as is reasonably necessary or appropriate to achieve and thereafter maintain compliance with Applicable Law. Lessee shall not be responsible, absent gross negligence on the part of Lessee, for any (i) injuries to Lessor's officers, employees, contractors and agents during any such inspection, and (ii) any damage caused to Persons or property caused by Lessor's officers, employees, contractors and agents during any such inspection.

6.9 Mortgage Payment; Superiority of Lien. Lessor represents that the Site is not currently encumbered by a mortgage, deed of trust or other security interest. To the extent Lessor intends to encumber the Site during the term of this Lease, Lessor shall so advise Lessee. Lessee agrees to subordinate this Lease to the lien of any or future holder of a mortgage or deed of trust granted by Lessor (each, a "***Mortgagee***") provided that Lessor obtains a subordination

and non-disturbance agreement (on the mortgagee's commercially reasonable standard form with such commercially reasonable modifications as may be required by Lessee) (a "***SNDA***"). The SNDA shall (ii) provide that Mortgagee or any purchaser at a foreclosure sale shall recognize and be bound by the terms of this Lease upon a foreclosure of the Property or deed in lieu thereof, (ii) acknowledge that the Mortgagee or any purchaser at a foreclosure sale has no interest in the Solar Energy System, and (iii) be recorded among the land records. In addition, the Lessor hereby agrees that it shall promptly provide Lessee with a copy of any default notices that Lessor receives from any future lender or other party holding a mortgage, deed of trust or security interest in the Site. If Lessor fails to pay any of its obligations secured by a mortgage, deed of trust or other security interest on the Site when due, Lessee may, at its option, pay such amount and require that Lessor reimburse Lessee within thirty (30) Days for such amount plus interest at the Interest Rate. Lessee shall have the right to deduct any such amount not reimbursed by Lessor as set forth herein from any amount owed to Lessor under this Lease.

6.10 Liens. Lessor and Lessee each shall keep the other's interest in the Site free and clear of all Liens and claims of Liens for labor and services performed on, and materials, supplies and equipment furnished in connection with Lessor's or Lessee's (as applicable) use of the Site, subject to Lessor's and Lessee's (as applicable) right to contest such Liens and claims. If Lessor or Lessee (as applicable) wishes to contest any such Liens or claims, such Party shall, within sixty (60) Days after it receives notice thereof, provide a bond or other security as the other Party may reasonably request, or remove any such Liens from the Site pursuant to Applicable Law.

6.11 Permitted Uses. In the event Applicable Law, zoning ordinances or comprehensive land use requirements are altered or revised such that Permitted Uses are no longer permitted at the Site, Lessee, at its option, may terminate this Lease upon sixty (60) days notice to Lessor. Upon termination of this Agreement by Lessee pursuant to this Section 6.11, neither Party shall have any obligation or financial liability to the other Party as a result of such termination, except with respect to obligations set forth in Section 20.12.

6.12 Lessee's Duty.

(A) Lessee shall conduct the Permitted Use, construct, operate, maintain, repair, replace and decommission the Solar Energy System, and otherwise occupy the Site in compliance with all Applicable Law.

(B) Lessee shall make all arrangements for and pay directly to the entity providing the service, before delinquent, all charges for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, steam, telephone service, trash collection and connection charges.

ARTICLE 7 -- FURTHER ASSURANCES; COOPERATION

At Lessee's expense, Lessor shall reasonably support and cooperate with Lessee in the exercise of Lessee's rights under this Lease (including with Lessee's efforts to obtain from any Governmental Authority or any other person or entity any environmental impact review, permit, entitlement, approval, authorization or other rights), and Lessor shall perform all such acts (including executing and delivering maps, instruments and documents promptly after receipt of a written request made from time to time by Lessee) as Lessee may reasonably specify to fully effectuate each and all of the purposes and intent of the Lease. Without limiting the generality of the foregoing, promptly after receipt of a written request made from time to time by Lessee, Lessor shall: (a) enter into any reasonable amendment hereto to correct an error in this Lease; (b) execute and deliver to Lessee any owner's affidavit reasonably requested by any title company or Lessee; and (c) enter into any reasonable consent and subordination and nondisturbance agreement with any Lender, or deliver any estoppel reasonably requested by such Lender, within ten (10) Business Days after written request from Lessee or any Lender as to any of the foregoing, provided in all respects that Lessee reimburses Lessor for all reasonable out of pocket costs incurred by Lessor in connection with Lessor's cooperation pursuant to the provisions of this Article 7. Without limiting the generality of the foregoing, Lessor shall not oppose, in any way, whether directly or indirectly, any application by Lessee for any permit, approval or entitlement related to the Solar Energy System at any administrative, judicial, legislative or other level, provided that such application is in compliance with Applicable Law.

In addition to the foregoing provisions of this Article 7, Lessor further authorizes any appropriate Governmental Authority and its respective agents, consultants and employees to enter the Site for the purpose of making inspections necessary or convenient to the issuance of land use entitlements or permits for or in connection with the construction, operation, and maintenance of solar-energy-producing facilities on the Site.

ARTICLE 8 -- REQUIREMENTS OF GOVERNMENTAL AGENCIES

Lessee shall have the right, in its sole discretion and at its sole expense, to contest in its name the validity or applicability of any Applicable Law, ordinance, order, rule or regulation of any governmental agency or entity.

ARTICLE 9 -- CONFIDENTIALITY

Each Party (the "***Receiving Party***") shall not divulge, disclose, produce, publish, or permit access to, without the prior written consent of the other Party (the "***Disclosing Party***"), any confidential information of the Disclosing Party. Confidential information includes this Agreement and exhibits hereto, all information or materials prepared in connection with this Lease, designs, drawings, specifications, techniques, models, data, documentation, source code, object code, diagrams, flow charts, research, development, processes, procedures, know-how, manufacturing, development or marketing techniques and materials, development or marketing timetables, strategies and development plans, customer, supplier or personnel names and other information

related to customers, suppliers or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets. Confidential information does not include (a) information known to the Receiving Party prior to obtaining the same from the Disclosing Party; (b) information in the public domain at the time of disclosure by the Receiving Party; or (c) information obtained by the Receiving Party from a third party who did not receive the same, directly or indirectly, from the Disclosing Party. The Receiving Party shall use the higher of the standard of care that the Receiving Party uses to preserve its own confidential information or a reasonable standard of care to prevent unauthorized use or disclosure of such confidential information. Notwithstanding anything herein to the contrary, the Receiving Party has the right to disclose confidential information without the prior written consent of the Disclosing Party: (i) as required by any court or other Governmental Authority, or by any stock exchange on which the shares of any Party are listed, (ii) as otherwise required by Applicable Law, (iii) as advisable or required in connection with any government or regulatory filings, including filings with any regulating authorities covering the relevant financial markets, (iv) to its attorneys, accountants, financial advisors or other agents, in each case bound by confidentiality obligations, (v) to its Lenders; (vi) in connection with an actual or prospective merger or acquisition or similar transaction where the party receiving the confidential information is bound by confidentiality obligations; or (vii) in connection with the adjudication or resolution of any dispute between the Parties. If a Receiving Party believes that it will be compelled by a Governmental Authority to disclose confidential information of the Disclosing Party, it shall give the Disclosing Party prompt written notice, and in all cases not less than five (5) business days notice in advance of disclosure, so that the Disclosing Party may determine whether to take steps to oppose such disclosure. Subject to the foregoing, the Parties shall jointly agree upon the necessity and content of any press release in connection with the matters contemplated by this Lease. Any other publication, news release or other public announcement by a Party relating to this Lease or to the performance hereunder shall first be reviewed and consented to in writing by the other Party, such consent not to be unreasonably withheld.

ARTICLE 10 -- INSURANCE AND INDEMNITY

10.1 Public Liability and Property Damage Insurance. At all times during the Term of this Lease, and except to the extent otherwise required by Applicable Law or by the Interconnection Agreements, Lessee at its cost shall maintain Third Party Public Liability insurance for death or bodily injury to third parties or loss/damage to third party property caused by an accident arising out of operation, use or maintenance of the Solar Energy System, in standard form with a general aggregate limit of not less than $5,000,000, a completed operations aggregate limit of not less than $2,000,000, and a per occurrence limit of not less than $2,000,000, with a commercially-reasonable deductible, and which shall include operations and blanket contractual liability coverage which insures performance by Lessee of the indemnity provisions of this Lease.

10.2 Property Insurance – Personal Property. At all times during the Term of this Lease, Lessee at its cost shall maintain on the Solar Energy System, including machinery,

equipment , tools, building and their contents, stock, fixtures, fittings and all other property a policy of "all risk" property insurance of physical loss or damage, including fire, lightning, explosion, natural hazards (flood, earthquake etc.), sabotage, strikes, civil commotion and machinery breakdown, in an amount not less than 100 percent of the full replacement value of the Solar Energy System, and with a commercially-reasonable deductible, and containing a replacement cost coverage endorsement, an agreed amount endorsement waiving all co-insurance provisions, and a "building ordinance coverage" endorsement.

10.3 Reserved.

10.4 Reserved.

10.5 Insurance Companies. All insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Massachusetts, with a claims paying ability rating of A- or better and a financial class of V or better, as rated in the most recent edition of Best's Insurance Reports.

10.6 Policy Delivery, Payment Evidence. Within thirty (30) Days of the Effective Date, and not less than thirty (30) days prior to the expiration dates of the expiring policies furnished pursuant to this Article 10, certificates of insurance bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lessor shall be delivered by Lessee to Lessor.

10.7 Notice of Cancellation. Each certificate of insurance delivered hereunder, to the extent obtainable, shall contain an agreement by the insurer that such policy shall not be cancelled or surrendered without at least thirty (30) days prior written notice to Lessor.

10.8 Additional Insured. Lessor shall be named as an additional insured and added to the loss payable endorsement of any and all insurance policies required to be carried by Lessee hereunder (except for Worker's Compensation).

10.9 Indemnification. Each Party (the "***Indemnifying Party***") agrees to indemnify, defend and hold harmless the other Party (the "***Indemnified Party***") from and against all claims, demands, losses, liabilities, penalties, and expenses (including reasonable attorneys' fees) for personal injury or death to persons and damage to the property of any third party to the extent arising out of, resulting from, or caused by an Event of Default or the performance by a Party of its rights or obligations under this Lease, violation of any Applicable Laws (including those pertaining to Hazardous Materials), or by the negligent or tortious acts, errors, or omissions of the Indemnifying Party, its affiliates, its directors, officers, employees, or agents. Nothing in this Section 10.9 shall enlarge or relieve Lessee or Lessor of any liability to the other for any breach of this Lease. Neither Party shall be indemnified for damages resulting from its sole negligence, intentional acts or willful misconduct. These indemnity provisions shall not be construed to relieve any insurer of its obligation to pay claims consistent with the provisions of a valid insurance policy.

10.10 Claims. Promptly after receipt by a Party of any written claim or notice of the commencement of any action, administrative, or legal proceeding, or investigation as to which the indemnity provided for in this Article 10 may apply, the Indemnified Party shall notify the Indemnifying Party in writing of such fact. The Indemnifying Party shall assume the defense thereof with counsel designated by such Party and satisfactory to the Indemnified Party, *provided, however*, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Indemnifying Party, the Indemnified Party shall have the right to select and be represented by separate counsel, at the Indemnifying Party's expense, unless a liability insurer is willing to pay such costs.

(A) If the Indemnifying Party fails to assume the defense of a claim meriting indemnification, the Indemnified Party may at the expense of the Indemnifying Party contest, settle, or pay such claim, *provided that* settlement or full payment of any such claim may be made only following consent of the Indemnifying Party or, absent such consent, written opinion of the Indemnified Party's counsel that such claim is meritorious or warrants settlement.

(B) Except as otherwise provided in this Article 10, in the event that a Party is obligated to indemnify and hold the other Party and its successors and assigns harmless under this Article 10, the amount owing to the Indemnified Party will be the amount of the Indemnified Party's actual loss net of any insurance proceeds received by the Indemnified Party following a reasonable effort to obtain such insurance proceeds.

ARTICLE 11 – ASSIGNMENT, SUBLETTING AND TRANSFERS

11.1 Lessee Right to Assignment. Lessee shall not lease, sublet or sublease all or any portion of its interests under this Lease. Lessee may not assign all or any portion of its interests under this Lease, or sell, assign, sublease or transfer any improvements (including the Solar Energy System and Transmission Facilities) that it may install on the Site, without obtaining the consent of Lessor, such consent not to be unreasonably conditioned, withheld or delayed; provided, however, that Lessee may assign all or any portion of its interests under this Lease, or sell, assign, sublease, transfer any improvements (including the Solar Energy System and Transmission Facilities) that it may install on the Site without obtaining the prior written consent of Lessor to (a) any Affiliate of Lessee, or (b) to any Person that purchases or will own (directly or indirectly) after such assignment all of the Solar Energy System. In the event of a permitted assignment of Lessee's entire interest in this Lease, Lessee (including a successor Lessee by assignment) shall be released of all further liability under this Lease, provided that such assignee first acknowledges in writing its intent to comply with and be bound by the provisions of this Lease. If Lessee shall have assigned an interest or granted a sublease with respect to all or a portion of the Site or the Solar Energy System, Lessor shall recognize the rights of the assignee or holder of the sublease hereunder, provided only (i) to the extent that the terms of such assignment are identical to the provisions of this Lease, and (ii) that such assignee attorn to Lessor upon its request following a cancellation or termination of this Lease. Lessor shall enter

into a nondisturbance and attornment agreement, in form and substance reasonably acceptable to Lessor, upon the request of the assignee or sublease holder under any assignment or sublease.

11.2 Lessor's Conveyance Rights. Before Lessor may sell the Site to any third party, Lessor must first offer to sell the Site to Lessee by giving written notice ("Lessor's Offer") of the terms and conditions on which Lessor is willing to sell or transfer the Site to Lessee. Lessee shall have thirty (30) Days after the date of receipt of Lessor's Offer within which to notify Lessor that Lessee accepts Lessor's Offer on the terms and conditions therein contained. If Lessee accepts Lessor's Offer, the closing of such sale to Lessee will take place pursuant to the terms of Lessor's Offer. If Lessee does not accept Lessor's Offer in writing within the aforementioned thirty (30) day period, Lessor may enter into a contract to sell the Site to any other person at a price that is no less than ninety-five percent (95%) of that contained in Lessor's Offer and on substantially the same terms and conditions stated in Lessor's Offer within ninety (90) Days after the date of Lessor's Offer with a closing no later than one hundred eighty (180) Days after the date of Lessor's Offer. At the end of such ninety (90) Day or one hundred eighty (180) Day period, as the case may be, the right of Lessor to sell the Site free from the right of first offer hereby granted will terminate, and the provisions of this Section will apply to any subsequent sale of the Site by Lessor or any successor Lessor. This right of first offer shall remain in full force and effect throughout the Term of this Lease, including Renewal Terms, and shall apply to any and all successor lessors, except with respect to successor lessors pursuant to a foreclosure or deed in lieu of foreclosure, provided, however, with respect to any sales subsequent to such foreclosure or deed in lieu of foreclosure such right of first offer shall remain in full force and effect. This right of first offer will expire contemporaneously with the expiration or earlier termination of this Lease and all renewals or extensions of this Lease.

For purposes of this Section 11.2:

(1) The terms "sale" shall not mean or include (A) any change in the form of Lessor's legal entity (for example, any conversion of a limited liability company to a corporation, partnership or other legal entity), (B) any sale, transfer or conveyance of the Site to any entity controlling, controlled by, or under common control with Lessor, (C) any sale, transfer or conveyance of membership interest by and among the members of Lessor existing at the time of the execution of this Lease, or (D) the sale, transfer or conveyance of any ownership interests in Lessor not included in clauses (A), (B) and (C) above, so long as in each such case (x) the sale or transfer does not result directly or indirectly in a change in the control of the Lessor, (y) such transferee expressly agrees that the interest transferred will be held and dealt with in all respects subject to the provisions of this Section 11.2, and (z) transfers of interests in Lessor to a trust or other entity for the benefit of family members of members or shareholders of the Lessor for estate planning purposes shall be permitted, subject in all cases to the continuing applicability of this Section 11.2.

(2) The provisions of this Section 11.2 shall not be construed as a prohibition against or limitation on Lessor's right to make a collateral or actual assignment of the rents in connection with any financing arrangement it might enter into in connection with the Site, or to any

foreclosure sale, any sale by a mortgagee or any sale in lieu of foreclosure, but the provisions of this Section 11.2 shall apply to any and all sales subsequent to any such foreclosure sale, sale by mortgagee or sale in lieu of foreclosure.

ARTICLE 12 -- LEASEHOLD FINANCING

12.1 Right to Encumber. Lessee and any permitted assignee (each, an "***Obligor***") may at any time assign, encumber, hypothecate, sublease, mortgage or pledge (including by mortgage, deed of trust or personal property security instrument) all or any portion of its right, title or interest under this Lease and/or in the Solar Energy System (which collectively shall hereinafter be referred to as the "***Solar Energy Estate***") to any Lender, provided that such assignment, encumbrance, hypothecation, sublease, mortgage or pledge is at all times subordinate to Lessor's fee interest in the Site.

12.2 Covenants for Lenders' Benefit. Should an Obligor mortgage any of its interest as provided in Section 12.1 above, Lessor expressly agrees for the benefit of Lessee and any Lenders as follows:

(A) Lessor will not amend this Lease, if such amendment would reduce the rights or remedies of any Lender hereunder or impair or reduce the security for any Lien held by such Lender.

(B) Lender shall have the right to do any act or thing required to be performed by Obligor under this Lease, and any such act or thing performed by a Lender shall be as effective to prevent a default under this Lease and/or a forfeiture of any of Obligor's rights under this Lease as if done by Obligor itself.

(C) The right of a Lender to receive notices and to act on behalf of Obligor as set forth in this Section 12.2 shall be available only to those Lenders which shall have notified Lessor (or which Lessee has notified Lessor of) in writing of their name and address. Lessor shall provide to such Lenders a copy of any notice of the occurrence of any Event of Default given to Lessee, and no Event of Default shall be effective unless a like notice is given to all Lenders. If Lessor shall become entitled to terminate this Lease due to an uncured Event of Default by Obligor, Lessor will not terminate this Lease unless it has first given written notice of such uncured Event of Default and of its intent to terminate this Lease to each Lender and has given each Lender at least thirty (30) Days after the expiration of the cure period which this Lease provides to Obligor for curing such Event of Default, to cure the Event of Default to prevent such termination of this Lease. Furthermore, if within such thirty (30) Day period a Lender notifies Lessor that it must foreclose on Obligor's interest or otherwise take possession of Obligor's interest under this Lease in order to cure the Event of Default, Lessor shall not terminate this Lease and shall permit such Lender a sufficient period of time as may be necessary for such Lender, with the exercise of due diligence, to foreclose or acquire Obligor's interest under this Lease and to perform or cause to be performed all of the covenants and agreements to be performed and observed by Obligor, provided, however, that (i) such period shall not exceed a total of six (6) months, and (ii) the Lender shall (x) pay Lessor any amounts which are due

Lessor from Obligor, and (y) agree in writing to perform or cause to be performed all of the other covenants and agreements set forth in this Lease to be performed by Obligor to the extent that Obligor failed to perform the same. Upon the permitted sale or other transfer of any interest in the rights granted hereunder by any Lender, such Lender shall have no further duties or obligations hereunder.

(D) In case of the termination of this Lease as a result of the bankruptcy, insolvency or appointment of a receiver in bankruptcy for Obligor, Lessor shall give prompt notice to the Lenders. Lessor shall, upon written request of the first priority Lender, made within forty (40) Days after notice to such Lender, enter into a new lease agreement with such Lender, or its designee, within twenty (20) Days after the receipt of such request. Such new lease agreement shall be effective as of the date of the termination of this Lease by reason of Event of Default by Obligor, upon the same terms, covenants, conditions and agreements as contained in this Lease. Upon the execution of any such new lease agreement, the Lender shall (i) pay Lessor any amounts which are due Lessor from Obligor, (ii) pay Lessor any and all amounts which would have been due under this Lease (had this Lease not been terminated) from the date of the termination of this Lease to the date of the new lease agreement, and (iii) agree in writing to perform or cause to be performed all of the other covenants and agreements set forth in this Lease to be performed by Obligor to the extent that Obligor failed to perform the same prior to the execution and delivery of the new lease agreement.

ARTICLE 13 -- TAXES

Lessee shall pay any personal property taxes on the Solar Energy System, and any other taxes that are attributable to the Solar Energy System. Lessor shall pay all real property taxes and assessments levied against the Site; provided, however, that Lessee shall also pay for any increase in the ad valorem property taxes levied against the Site that are assessed for the period from and after the Effective Date until the end of the Term hereof to the extent such increase is caused by the presence of the Solar Energy System; provided further, however, such obligation shall not include any taxes attributable to any period prior to the Effective Date or any interest or penalties thereon, and Lessee shall have the right, at its own expense, to appeal or contest any such taxes or increases thereto and to compromise and settle the same and Lessor shall execute such commercially reasonable petitions and agreements and otherwise cooperate with Lessee to the extent reasonably necessary for Lessee to do so.

ARTICLE 14 – CURE RIGHTS

If either Party fails to make any payment required under this Lease beyond the expiration of all applicable notice and grace periods, shall fail to pay the taxes or any other monetary obligation for which it is responsible hereunder, or shall default in the performance of any material covenant, term, provision, limitation, or condition contained in this Lease beyond the expiration of all applicable notice and grace periods (hereafter, collectively, a "***Triggering Event***"), the non-defaulting Party, without being under any obligation to do so and without waiving such default, may make such payment and/or remedy such other default for the account and at the

expense of such defaulting Party, to be reimbursed to such Party by the defaulting Party within thirty (30) Days. The non-defaulting Party may offset such cost against any amounts owed to the defaulting Party under this Lease.

ARTICLE 15 – DEFAULTS AND REMEDIES

15.1 Events of Default. In the event of any alleged default or failure to perform any obligation under this Lease, the nondefaulting Party may give the alleged defaulting Party written notice thereof. The Party failing to make any monetary payment when due shall have a period of five (5) Business Days after such notice is given within which to cure such default. In the event of any other failure, the defaulting Party shall have a period of thirty (30) Days following receipt of a written notice of the breach from the non-defaulting Party within which to cure such default, which period shall be extended to the extent reasonably necessary (but in no event longer than ninety (90) Days) to complete such cure so long as the cure was commenced within thirty (30) Days after such notice is given and thereafter prosecuted with due diligence. Delinquent payments shall bear interest from their respective due dates until paid at the rate of the lesser of (i) of the Interest Rate, or (ii) the maximum rate permitted by Applicable Law. A default under this Lease which remains uncured following the applicable notice and cure periods shall be defined herein as an "***Event of Default***."

15.2 Remedies. Upon an Event of Default by a defaulting Party under this Lease, the non-defaulting Party shall have and shall be entitled to exercise any and all remedies available to it at law or in equity, all of which remedies shall be cumulative. Such remedies shall include the right by the non-defaulting Party to pay or perform any obligations of the defaulting Party that have not been paid or performed as required hereunder, and to obtain (a) subrogation rights therefor and (b) immediate reimbursement from the defaulting Party for the actual and verifiable out-of-pocket costs of such payment or performance.

15.3 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY CHARACTER, RESULTING FROM, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY INCIDENT TO ANY ACT OR OMISSION OF EITHER PARTY RELATED TO THE PROVISIONS OF THIS LEASE, IRRESPECTIVE OF WHETHER CLAIMS OR ACTIONS FOR SUCH DAMAGES ARE BASED UPON CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR ANY OTHER THEORY AT LAW OR EQUITY; PROVIDED, HOWEVER, THAT SUCH LIMITATION OF LIABILITY SHALL NOT APPLY TO (I) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, OR (II) THE INDEMNIFICATION OBLIGATIONS OF EITHER PARTY PURSUANT TO SECTIONS 10.9 AND 10.10.

ARTICLE 16 – LESSEE TERMINATION RIGHTS

Lessee may terminate this Lease following written notice ("***Notice of Termination***") tendered by Lessee to Lessor within three hundred sixty five (365) days following the Effective Date ("***Initial***

Termination Period"), in which case the Lease will terminate. All rights and obligations of the Parties hereunder shall terminate as of the termination date set forth in such Notice of Termination; provided, however, that any termination pursuant to this Article 16 shall not be effective until such time as Lessee has satisfied its obligations in Section 20.11. Upon termination of this Agreement by Lessee pursuant to this Article 16, neither Party shall have any obligation or financial liability to the other Party as a result of such termination, except with respect to obligations set forth in Section 20.12

ARTICLE 17 – CONTRACT ADMINISTRATION AND NOTICES

17.1 Notices in Writing. Notices required by this Lease shall be addressed to the other Party at the addresses noted in Exhibit D, as may be updated by either Party upon ten (10) Days written notice to the other Party. Notices required to be in writing shall be delivered by hand delivery, express courier, facsimile or electronic mail (so long as a copy of such electronic mail notice is provided thereafter by hand delivery or express courier). Except as may otherwise be specified in this Lease, all notices, requests, statements and other communications shall be deemed to have been duly given on (A) the date of delivery if delivered by hand or by express courier, (B) the time stamp upon delivery if sent by electronic mail, (C) date of receipt of a time-stamped, legible copy thereof if sent by facsimile, or (D) the earlier of the dates set forth in clauses (A), (B) and (C) if delivery is made by more than one of such means.

17.2 Representatives for Notices. Each Party shall maintain a designated representative to receive notices. Either Party may, by ten (10) Days written notice to the other Party, change the representative or the address to which such notices and communications are to be sent.

17.3 Authority of Representatives. The Parties' representatives designated above shall have authority to act for its respective principals in all technical matters relating to performance of this Lease and to attempt to resolve disputes or potential disputes. However, they, in their capacity as representatives, shall not have the authority to amend or modify any provision of this Lease.

17.4 Dispute Resolution.

(A) In the event of any dispute arising under this Lease (a "***Dispute***"), within ten (10) Days following the delivered date of a written request by either Party (a "***Dispute Notice***"), (1) each Party shall appoint a representative (individually, a "***Party Representative***", together, the "***Parties' Representatives***"), and (2) the Parties' Representatives shall meet, negotiate and attempt in good faith to resolve the Dispute quickly, informally and inexpensively. In the event the Parties' Representatives cannot resolve the Dispute within thirty (30) Days after commencement of negotiations, either Party may seek available legal and/or equitable remedies; *provided*, *however*, that any claim of a Party shall continue to accrue during this period and that the rights and obligations of the Parties that are not subject to such Dispute shall not be altered or affected by such Dispute.

(B) LESSOR AND LESSEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF LESSOR AND LESSEE RELATED HERETO AND EXPRESSLY AGREE TO HAVE ANY DISPUTES ARISING UNDER OR IN CONNECTION WITH THIS LEASE BE ADJUDICATED BY A JUDGE OF THE COURT HAVING JURISDICTION WITHOUT A JURY.

ARTICLE 18 – FORCE MAJEURE

18.1 Definition of Force Majeure.

(A) The term "***Force Majeure***", as used in this Lease, means causes or events that delay or prevent a Party from timely performing all or a portion of its obligations under this Lease or from complying with all or a portion of the conditions under this Lease if such act or event, despite the exercise of reasonable efforts, cannot be avoided by and is beyond the reasonable control of and without the fault or negligence of the Party relying thereon as justification for such delay, nonperformance, or noncompliance.

(B) The term Force Majeure does not include the inability of a Party to make payment when due under this Lease, unless the cause of such inability is an event that would otherwise constitute a Force Majeure event as described above.

18.2 Applicability of Force Majeure.

(A) Neither Party shall be responsible or liable for any delay or failure in its performance under this Lease, nor shall any delay, failure, or other occurrence or event become an Event of Default, to the extent such delay, failure, occurrence or event is substantially caused by conditions or events of Force Majeure, *provided that*:

(1) the non-performing Party gives the other Party prompt written notice describing the particulars of the occurrence of the Force Majeure;

(2) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

(3) the non-performing Party proceeds with reasonable diligence to remedy its inability to perform and provides weekly progress reports to the other Party describing actions taken to end the Force Majeure; and

(4) when the non-performing Party is able to resume performance of its obligations under this Lease, that Party shall give the other Party written notice to that effect.

(B) Except as otherwise expressly provided for in this Lease, the existence of a condition or event of Force Majeure shall not relieve the Parties of their obligations under this Lease (including payment obligations) to the extent that performance of such obligations is not precluded by the condition or event of Force Majeure.

ARTICLE 19 – CONDEMNATION

Should title or possession of all or any portion of the Site be taken in condemnation proceedings by a Government Authority or private party under the exercise of the right of eminent domain, or should a partial taking render the remaining portion of the Site wholly unsuitable for Lessee's use, then this Lease shall terminate upon such vesting of title or taking of possession. All payments made on account of any taking of the fee estate by eminent domain shall be made to Lessor, and Lessee shall be entitled to any portions of such awards relating to the Solar Energy System taken, and Lessee shall, at its sole discretion also be entitled to seek a separate award for any damages allowable by Applicable Law, including: (i) the removal and relocation Lessee's business, (iii) for the loss of goodwill, (iv) lost profits, (v) the loss and/or damage to any property that Lessee elects or is required not to remove, and (vi) for the loss of use of the Site by Lessee and Lessor shall have no right, title or interest in or to any separate award made therefore. It is agreed that Lessee shall have the right to participate in any settlement proceedings and that Lessor shall not enter into any binding settlement agreement without the prior written consent of Lessee, which consent shall not be unreasonably conditioned, withheld or delayed. In the event of a partial taking that does not render the remaining portion of the Site unsuitable for Lessee's use, as determined by Lessee in its reasonable discretion, this Lease shall continue in full force and effect. The Parties shall enter into an amendment of the Lease to reflect such partial taking.

ARTICLE 20 – MISCELLANEOUS

20.1 Waiver. The failure of either Party to enforce or insist upon compliance with or strict performance of any of the terms or conditions of this Lease, or to take advantage of any of its rights thereunder, shall not constitute a waiver or relinquishment of any such terms, conditions, or rights, but the same shall be and remain at all times in full force and effect.

20.2 Relationship of the Parties. This Lease shall not be interpreted to create an association, joint venture, or partnership between the Parties or to impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power, or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as an agent or representative of, the other Party.

20.3 Severability. In the event any of the terms, covenants, or conditions of this Lease, its Exhibits, or the application of any such terms, covenants, or conditions, shall be held invalid, illegal, or unenforceable by any Governmental Authority, all other terms, covenants, and conditions of the Lease and their application not adversely affected thereby shall remain in force and effect; *provided, however*, that Lessor and Lessee shall negotiate in good faith to attempt to implement an equitable adjustment in the provisions of this Lease with a view toward effecting the purposes of this Lease by replacing the provision that is held invalid, illegal, or

unenforceable with a valid provision the economic effect of which comes as close as possible to that of the provision that has been found to be invalid, illegal or unenforceable.

20.4 Complete Agreement; Amendments. The terms and provisions contained in this Lease constitutes the entire agreement between Lessor and Lessee with respect to the subject matter hereof and shall supersede all previous communications, representations, or agreements, either verbal or written, between Lessor and Lessee relating to the subject matter hereof, which are of no further force or effect. This Lease may be amended, changed, modified, or altered, *provided that* such amendment, change, modification, or alteration shall be in writing and signed by both Parties hereto and the Lender, if any.

20.5 Binding Effect. This Lease, as it may be amended from time to time pursuant to this Article 20, shall be binding upon and inure to the benefit of the Parties hereto and their respective successors-in-interest, legal representatives, and assigns permitted hereunder.

20.6 Headings. Captions and headings used in this Lease are for ease of reference only and do not constitute a part of this Lease.

20.7 Counterparts. This Lease may be executed in any number of counterparts, including in facsimile and electronic formats (including portable document format (.pdf)), each of which is an original and all of which constitute one and the same instrument.

20.8 Governing Law. The interpretation and performance of this Lease and each of its provisions shall be governed and construed in accordance with the laws of the State of Massachusetts, excluding any choice of law provisions or conflict of law principles which would require reference to the laws of any other jurisdiction. The Parties hereby submit to the exclusive jurisdiction of the courts of the State of Massachusetts.

20.9 Memorandum. Lessor and Lessee shall execute in recordable form and Lessee shall record, a memorandum of this Lease substantially in the form of Exhibit E. Lessor consents to the recordation of the interest of any Lender or assignee of Lessee's interest in this Lease, provided that any such interest is expressly subordinate to Lessor's fee interest in the Site.

20.10 Successors and Assigns. This Lease shall inure to the benefit of, and be binding upon, Lessor and Lessee, and their respective heirs, successors and permitted assigns. Lessor may sell, mortgage, transfer or lease the Site to others. However, any such sale, mortgage, lease or transfer by Lessor shall be subject to this Lease and any modifications or amendments thereof executed by the Parties from time to time.

20.11 Surrender. Within ninety (90) Days following the termination, surrender or expiration of the Term, upon the request of Lessor, Lessee shall peaceably and quietly leave, surrender and yield up unto Lessor the Site. In connection with the foregoing, Lessee shall, at Lessee's sole expense, decommission the Solar Energy System and remove it from the Site, and return the Site to approximately its original condition and in compliance with Applicable Law. Any waiver in whole or in part of the foregoing requirement to decommission and remove the

Solar Energy System shall require the written approval of the Lessor. Any property, improvements, or portions of the Solar Energy System left on the Site after the passage of such ninety (90) Day period may, at the option of Lessor, be deemed to have been abandoned, and either may be retained by Lessor as its property, or may be disposed of in such manner as Lessor may see fit and at Lessee's sole cost; provided, however, that Lessor's election to retain all or any portion of the Solar Energy System as its property shall relieve Lessee from any liability for its failure to remove such portions, and provided further that that in the event that Lessor elects to retain any portion of the Solar Energy System then existing on the Site as Lessor's property pursuant to the provision of this Section 20.11, title to such portion of the Solar Energy System shall automatically vest in Lessor without the necessity of any deed, conveyance or bill of sale thereon and without any representations or warrantees by Lessee.

20.12 Survival. The provisions of Sections 6.3, 6.5, 6.10, 6.12, 10.9, 10.10, and 15.3, and Articles 1, 9, 13, 14, 17, and 20, shall survive the expiration or termination of this Lease for a period of three (3) years.

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IN WITNESS WHEREOF, the Parties have caused this Lease to be executed and delivered under seal as of the date first set forth above.

LESSOR

TRUE NORTH LLC

By: James F. Vaughn III
Name: JAMES F. VAUGHN III
Title: General Manager

LESSEE

TRUE NORTH ENERGY, LLC

By: James F. Vaughn III
Name: JAMES F. VAUGHN III
Title: Manager

EXHIBIT A

LEGAL DESCRIPTION OF SITE

A certain parcel of land located on the Easterly side of Rabbit Road in Salisbury, Essex County, Massachusetts, being shown as Lot A containing 54.54 acres on a plan entitled "Plan of Land in Salisbury, MA Showing a Lot Line Elimination" prepared for True North, LLC, 26 Old Elm Street, Salisbury, MA 01952 by Millennium Engineering, Inc., Scale 1" = 100', dated April 7, 2010, being recorded with the Essex South District Registry of Deeds in Plan Book 426, Plan 48. Said premises being the same premises conveyed to True North, LLC by a series of deeds all recorded with Essex South District Registry of Deeds, to wit:

Deed of H.T. Sears, et al, recorded with said Registry at Book 26466, Pages 294, 298 and 301;

Deed of James F. Vaughn ITI, Trustee of 386 Elm Realty Trust filed for record with said Registry at Book 26466, Page 310;

Deed of J.A. Knowles filed for record with said Registry at Book 26466, Page 314;

Deed of Robert A. Carroll, Trustee filed for record with said Registry at Book 26475, Page 124;

Deed of William A. Fowler filed for record with said Registry at Book 26486, Page 47;

Deed of William A. Fowler filed for record with said Registry at Book 26510, Page 579;

Deed of J.A. Gilbert filed for record with said Registry at Book 26557, Page 275;

Deed of James F. Vaughn ITI, Trustee of 386 Elm Realty Trust filed for record with said Registry at Book 30269, Page 555; and

Confirmatory Deed of Herbert T. Sears, Trustee, filed for record with said Registry at Book 30529, Page 605.

EXHIBIT B

PLANS

Plan of Land in Salisbury, Massachusetts prepared for True North LLC, entitled "True North Energy, LLC Proposed Solar Farm Salisbury, MA" prepared by Millennium Engineering and last revised September 8, 2011, consisting of 14 sheets.

EXHIBIT C

EXISTING TITLE EXCEPTIONS

The Site is subject to the following Liens:

- This Lease
- The Permitted Exceptions
- That certain Grant of Overhead System Easement by True North LLC to Massachusetts Electric Company and Verizon New England, Inc., dated as of November 10, 2011 (the "Overhead System Easement"), which easement has not yet been recorded

EXHIBIT D

NOTICE ADDRESSES

LESSEE:

James F. Vaughn III
True North Energy, LLC
24 Old Elm Street
Salisbury, MA 01952
Fax: (978) 378-7294

with a copy to:

Mark C. Kalpin, Esq.
WilmerHale
60 State Street
Boston, MA 02109
Fax: (617) 526-5000

LESSOR:

James F. Vaughn III
True North LLC
24 Old Elm Street
Salisbury, MA 01952
Fax: (978) 378-7294

with a copy to:

Mark C. Kalpin, Esq.
WilmerHale
60 State Street
Boston, MA 02109
Fax: (617) 526-5000

EXHIBIT E

FORM OF MEMORANDUM OF LEASE

NOTICE OF LEASE

Pursuant to Massachusetts General Laws, Chapter 183, Section 4, notice is hereby given of the following described Lease:

Lessor:	True North LLC, a Massachusetts limited liability company
Lessee:	True North Energy, LLC, a Massachusetts limited liability company
Date of Lease:	December 1, 2011
Lessor's Property:	Approximately fifty-five (55) acres of real property, together with all improvements located thereon, commonly known as 12-14 Rabbit Road, located in Salisbury, Massachusetts, as more particularly described in Exhibit 1 attached hereto (the ***"Site"***).
Leased Premises:	Lessor leases to Lessee, and Lessee hereby leases from Lessor, in accordance with the terms and conditions set forth in the Lease, the Site. The aforementioned grant shall be an exclusive grant of a leasehold interest in the Site for the Term of the Lease, subject to: (a) all matters of record; (b) present and future zoning laws, ordinances, resolutions, and regulations of the municipality in which the land lies, and all present and future ordinances, laws, regulations, and orders of any Governmental Authority now or hereafter having jurisdiction; (c) the condition and state of repair of the Site as the same may be on the Effective Date; and (d) compliance by the Lessee with all Applicable Laws.
Term:	The initial term of the Lease (the "***Term***") shall commence on the date of the Lease (the ***"Effective Date"***) and shall remain in full force and effect until the twenty-second (22nd) anniversary of the Effective Date, unless such Term is otherwise extended or terminated in accordance with the terms hereof. Lessee shall have the option, to be exercised by providing written notice at least thirty (30) days prior to the expiration of the original Term or the expiration of the first extension of the Term, as applicable, to extend the Term of this Lease for two (2) additional periods of five (5) years each (each, a "***Renewal Term***"), if and only if the Lease shall then be in full force and effect and a Lessee Event of Default is not continuing under any of the provisions of the Lease beyond the expiration of any applicable notice or grace period.
Right of First Offer:	The Lease grants to Lessee a Right of First Offer to purchase the

Site prior to the sale of the Site by Lessor

Lessor's Title Reference: A certain parcel of land located on the Easterly side of Rabbit Road in Salisbury, Essex County, Massachusetts, being shown as Lot A containing 54.54 acres on a plan entitled "Plan of Land in Salisbury, MA Showing a Lot Line Elimination" prepared for True North, LLC, 26 Old Elm Street, Salisbury, MA 01952 by Millennium Engineering, Inc., Scale 1" = 100', dated April 7, 2010, being recorded with the Essex South District Registry of Deeds in Plan Book 426, Plan 48

This Notice may be executed in counterparts, which shall together constitute a single instrument. In the event of any conflict between the terms of the Lease and the terms of this Notice, the terms of the Lease shall control.

EXECUTED as a sealed instrument as of December 1, 2011.

LESSOR:	LESSEE:
TRUE NORTH LLC	TRUE NORTH ENERGY, LLC
By: ____________________	By: ____________________
Name: ____________________	Name: ____________________
Title: ____________________	Title: ____________________

COMMONWEALTH OF MASSACHUSETTS

________________ County, ss:

On this ______ day of December, 2011, before me, the undersigned notary public, personally appeared James F. Vaughn III, proved to me through satisfactory evidence of identification, which was ____ (e.g., "personal knowledge" or "[specify state] driver's license"), to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as General Manager of True North Energy, LLC, a Massachusetts limited liability company.

____

Notary Public

Print Name: ______________________________

My Commission Expires: __________________

[affix seal]

COMMONWEALTH OF MASSACHUSETTS

________________ County, ss:

On this ______ day of December, 2011, before me, the undersigned notary public, personally appeared James F. Vaughn III, proved to me through satisfactory evidence of identification, which was ____ (e.g., "personal knowledge" or "[specify state] driver's license"), to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he signed it voluntarily for its stated purpose as General Manager of True North LLC, a Massachusetts limited liability company.

____

Notary Public

Print Name: ______________________________

My Commission Expires: __________________

[affix seal]

EXHIBIT 1

Lessor's Property

A certain parcel of land located on the Easterly side of Rabbit Road in Salisbury, Essex County, Massachusetts, being shown as Lot A containing 54.54 acres on a plan entitled "Plan of Land in Salisbury, MA Showing a Lot Line Elimination" prepared for True North, LLC, 26 Old Elm Street, Salisbury, MA 01952 by Millennium Engineering, Inc., Scale 1" = 100', dated April 7, 2010, being recorded with the Essex South District Registry of Deeds in Plan Book 426, Plan 48. Said premises being the same premises conveyed to True North, LLC by a series of deeds all recorded with Essex South District Registry of Deeds, to wit:

Deed of H.T. Sears, et ai, recorded with said Registry at Book 26466, Pages 294, 298 and 301;

Deed of James F. Vaughn ITI, Trustee of 386 Elm Realty Trust filed for record with said Registry at Book 26466, Page 310;

Deed of J.A. Knowles filed for record with said Registry at Book 26466, Page 314;

Deed of Robert A. Carroll, Trustee filed for record with said Registry at Book 26475, Page 124;

Deed of William A. Fowler filed for record with said Registry at Book 26486, Page 47;

Deed of William A. Fowler filed for record with said Registry at Book 26510, Page 579;

Deed of J.A. Gilbert filed for record with said Registry at Book 26557, Page 275;

Deed of James F. Vaughn ITI, Trustee of 386 Elm Realty Trust filed for record with said Registry at Book 30269, Page 555; and

Confirmatory Deed of Herbert T. Sears, Trustee, filed for record with said Registry at Book 30529, Page 605.

EXHIBIT F

BROKERAGE COMMISSIONS

That certain Consulting Agreement between True North Energy, LLC and Kearsarge Energy, LLC, dated as of April 12, 2011, as assigned to James F. Vaughn III pursuant to that certain Assignment, Assumption and Novation Agreement, dated as of November 30, 2011 by and among True North Energy, LLC, James F. Vaughn III, Kearsarge Energy, LLC and Capital Dynamics US Solar – MA 1, LLC.